                            Press Information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

Release date	Immediate	Contact	Ann Marie Luhr
	April 27, 2018		716-687-4225

MOOG REPORTS SECOND QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended March 31, 2018.

Second Quarter Highlights

•	Sales of $689 million, up 9% from a year ago;

•	Decision to wind down the pitch control portion of the wind energy business in 2018, while continuing to support current customer needs;

•
GAAP diluted earnings per share of $.39 includes restructuring expenses of $0.72 per share related to the wind energy pitch control business and $0.05 per share charge related to the Tax Cuts and Jobs Act;

•	Non-GAAP adjusted earnings per share from operations of $1.16, up from $0.88 a year ago;

•	Announcement of a quarterly cash dividend of $0.25 per share, starting in June;

•	Acquisition of VUES Brno s.r.o, a customized motion controls manufacturer in the Czech Republic;

•	Cash flow from operations of $1 million, including $81 million of pension contributions.

Segment Results

Total Aircraft Controls segment sales in the quarter were $311 million, up 8% year over year. Military aircraft sales of $156 million were 14% higher. F-35 Joint Strike Fighter sales increased 12%. Other OEM sales were up 29%, to $76 million, attributed to foreign military sales and helicopter programs. Military aftermarket sales were $47 million, down 3%.

Commercial aircraft revenues increased 2%, to $156 million. Commercial aftermarket sales were up 39% on strong initial provisioning and spares, offsetting lower OEM sales. Airbus OEM sales were down 10% due to timing of deliveries. Boeing 787 sales were flat while other legacy OEM sales to Boeing were down 17%, mostly due to a decline in 777 volume.

Space and Defense segment sales were $144 million, up 3% year over year. Space sales were very strong, 19% higher, attributed to increases in sales of space avionics and launch vehicle controls. Defense sales were down 5%, mostly due to lower demand for military vehicle controls and naval products.

Industrial Systems segment sales in the quarter were $234 million, 15% higher from a year ago. Excluding currency effects and acquisitions, sales increased 6%. Industrial automation sales were up a healthy 16%, to $108 million. Energy sales were up 19% on sales of exploration and power generation products. Simulation and test sales were up 12% on strong sales of test equipment. Medical market sales were 10% higher.

Consolidated 12-month backlog was $1.3 billion.

Fiscal 2018 Outlook

The Company updated its projections for fiscal 2018.

•	Sales of $2.69 billion, up 8% over last year and increased $70 million from 90 days ago;

•	GAAP earnings per share of $2.67, plus or minus $0.20, including the impact of wind energy restructuring and one-time tax reform effects;

•	Non-GAAP diluted earnings per share of $4.40, plus or minus $0.20;

•	Adjusted operating margins of 10.9% and GAAP margins of 9.7%;

•	Cash flow from operating activities of $170 million.

“Our underlying operations had another solid quarter,” said John Scannell, Chairman and CEO. “Six months into the year we’re comfortable with our earnings projections and have increased our sales forecast by $70 million. During the quarter, we announced an acquisition and initiated a quarterly cash dividend. We also decided to wind down our activities in the wind pitch control business by year end, resulting in a charge of $0.72 per share. Over the next six months, we’ll continue to meet the needs of our present wind customers and develop long-term support solutions for their products in the field. As we look out to fiscal ’19, we’ll see a benefit from this decision of 100 basis points in our Industrial Systems margins.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net sales	$689,049	$632,403	$1,316,584	$1,222,073
Cost of sales	489,071	447,323	932,497	864,487
Inventory write-down - restructuring	7,329	—	7,329	—
Gross profit	192,649	185,080	376,758	357,586
Research and development	34,085	36,950	66,505	71,514
Selling, general and administrative	99,999	87,064	195,949	172,127
Interest	9,089	8,649	17,735	17,135
Restructuring	24,058	—	24,058	—
Other	(251)	4,214	(992)	12,119
Earnings before income taxes	25,669	48,203	73,503	84,691
Income taxes	11,704	16,541	58,239	22,971
Net earnings attributable to Moog and noncontrolling interest	13,965	31,662	15,264	61,720
Net earnings (loss) attributable to noncontrolling interest	—	(364)	—	(870)
Net earnings attributable to Moog	$13,965	$32,026	$15,264	$62,590

Net earnings per share attributable to Moog
Basic	$0.39	$0.89	$0.43	$1.74
Diluted	$0.39	$0.88	$0.42	$1.73

Dividends declared per share	$0.25	$—	$0.25	$—

Average common shares outstanding
Basic	35,770,089	35,888,053	35,771,247	35,878,552
Diluted	36,179,858	36,236,838	36,190,455	36,254,802

Results shown in the previous table include the impacts of the Tax Cuts and Jobs Act of 2017 and restructuring charges. The table below adjusts the income taxes, net earnings and diluted net earnings per share attributable to Moog to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share attributable to Moog:

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
As Reported:
Earnings before income taxes	$25,669	$48,203	$73,503	$84,691
Income taxes	11,704	16,541	58,239	22,971
Effective income tax rate	45.6%	34.3%	79.2%	27.1%
Net earnings attributable to Moog	13,965	32,026	15,264	62,590
Diluted net earnings per share attributable to Moog	$0.39	$0.88	$0.42	$1.73

Non-GAAP Adjustments - Due to Restructuring:
Earnings before income taxes	$31,387	$—	$31,387	$—
Income taxes	5,485	—	5,485	—
Net earnings attributable to Moog	25,902	—	25,902	—
Diluted net earnings per share attributable to Moog	$0.72	$—	$0.72	$—

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	(1,958)	—	(36,776)	—
Net earnings attributable to Moog	1,958	—	36,776	—
Diluted net earnings per share attributable to Moog	$0.05	$—	$1.02	$—

As Adjusted:
Earnings before income taxes	$57,056	$48,203	$104,890	$84,691
Income taxes	15,231	16,541	26,948	22,971
Effective income tax rate	26.7%	34.3%	25.7%	27.1%
Net earnings attributable to Moog	41,825	32,026	77,942	62,590
Diluted net earnings per share attributable to Moog	$1.16	$0.88	$2.15	$1.73

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Net sales:
Aircraft Controls	$311,439	$289,661	$589,973	$558,111
Space and Defense Controls	143,527	138,834	276,920	261,424
Industrial Systems	234,083	203,908	449,691	402,538
Net sales	$689,049	$632,403	$1,316,584	$1,222,073
Operating profit (loss):
Aircraft Controls	$33,480	$31,181	$64,248	$54,292
	10.8%	10.8%	10.9%	9.7%
Space and Defense Controls	16,841	11,381	33,130	20,469
	11.7%	8.2%	12.0%	7.8%
Industrial Systems	(6,050)	22,265	13,196	42,428
	(2.6)%	10.9%	2.9%	10.5%
Total operating profit	44,271	64,827	110,574	117,189
	6.4%	10.3%	8.4%	9.6%
Deductions from operating profit:
Interest expense	9,089	8,649	17,735	17,135
Equity-based compensation expense	1,499	986	3,500	3,154
Corporate and other expenses, net	8,014	6,989	15,836	12,209
Earnings before income taxes	$25,669	$48,203	$73,503	$84,691
 .

Operating Profit (Loss) and Margins - as adjusted

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017
Industrial Systems operating profit (loss) - as reported	$(6,050)	$22,265	$13,196	$42,428
Inventory write-down - restructuring	7,329	—	7,329	—
Restructuring	24,058	—	24,058	—
Industrial Systems operating profit- as adjusted	25,337	22,265	44,583	42,428
	10.8%	10.9%	9.9%	10.5%
Total operating profit - as adjusted	$75,658	$64,827	$141,961	$117,189
	11.0%	10.3%	10.8%	9.6%

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31, 2018	September 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$255,536	$368,073
Receivables	770,731	727,740
Inventories	517,999	489,127
Prepaid expenses and other current assets	41,996	41,499
Total current assets	1,586,262	1,626,439
Property, plant and equipment, net	547,141	522,991
Goodwill	804,652	774,268
Intangible assets, net	114,056	108,818
Deferred income taxes	12,637	26,558
Other assets	38,009	31,518
Total assets	$3,102,757	$3,090,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$94	$89
Current installments of long-term debt	238	295
Accounts payable	190,631	170,878
Accrued compensation	137,848	148,406
Customer advances	166,390	159,274
Contract loss reserves	42,971	43,214
Other accrued liabilities	130,736	107,278
Total current liabilities	668,908	629,434
Long-term debt, excluding current installments	907,429	956,653
Long-term pension and retirement obligations	189,923	271,272
Deferred income taxes	43,218	13,320
Other long-term liabilities	37,575	5,609
Total liabilities	1,847,053	1,876,288
Commitment and contingencies	—	—
Shareholders’ equity
Common stock - Class A	43,736	43,704
Common stock - Class B	7,544	7,576
Additional paid-in capital	490,055	492,246
Retained earnings	1,901,182	1,847,819
Treasury shares	(739,091)	(739,157)
Stock Employee Compensation Trust	(93,330)	(89,919)
Supplemental Retirement Plan Trust	(12,078)	(12,474)
Accumulated other comprehensive loss	(342,314)	(335,491)
Total Moog shareholders’ equity	1,255,704	1,214,304
Total liabilities and shareholders’ equity	$3,102,757	$3,090,592

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Six Months Ended
	March 31, 2018	April 1, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$15,264	$61,720
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	35,536	35,372
Amortization	9,425	9,325
Deferred income taxes	30,709	423
Equity-based compensation expense	3,500	3,154
Impairment of long-lived assets and inventory write-down associated with restructuring	21,811	—
Other	2,960	15,481
Changes in assets and liabilities providing (using) cash:
Receivables	(30,111)	(20,989)
Inventories	(20,685)	14,327
Accounts payable	11,351	13,536
Customer advances	5,547	8,869
Accrued expenses	10,558	449
Accrued income taxes	4,953	(858)
Net pension and post retirement liabilities	(70,309)	(9,413)
Other assets and liabilities	14,721	(9,690)
Net cash provided by operating activities	45,230	121,706
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(42,116)	—
Purchase of property, plant and equipment	(43,924)	(30,210)
Other investing transactions	(3,781)	(928)
Net cash (used) by investing activities	(89,821)	(31,138)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	—	(1,280)
Proceeds from revolving lines of credit	209,500	94,145
Payments on revolving lines of credit	(269,610)	(143,700)
Proceeds from long-term debt	10,000	—
Payments on long-term debt	(20,614)	(97)
Proceeds from sale of treasury stock	2,451	2,135
Purchase of outstanding shares for treasury	(5,118)	(5,305)
Proceeds from sale of stock held by SECT	1,941	867
Purchase of stock held by SECT	(7,914)	(7,038)
Other financing transactions	—	(1,656)
Net cash (used) by financing activities	(79,364)	(61,929)
Effect of exchange rate changes on cash	11,418	(11,278)
Increase (decrease) in cash and cash equivalents	(112,537)	17,361
Cash and cash equivalents at beginning of period	368,073	325,128
Cash and cash equivalents at end of period	$255,536	$342,489